Exhibit 99.1

Herbalife Nutrition Achieves Net Sales Growth of 15% in the Third Quarter, Establishes New $1.5 Billion Share Repurchase Program, Provides Initial Full Year 2019 Guidance

LOS ANGELES--(BUSINESS WIRE)--October 30, 2018--Herbalife Nutrition Ltd. (NYSE: HLF) today reported financial results for the third quarter ended September 30, 2018:

“Our strong sales and earnings performance during the third quarter demonstrate the global consumer demand for our nutrition products,” said Rich Goudis, CEO of Herbalife Nutrition.

QUARTER HIGHLIGHTS

  Reported net sales of $1.2 billion increased 15% compared to third quarter 2017.
  Volume points of 1.5 billion, increased 15% compared to the prior year period, above the guidance range of 8.5%– 12.5%. This was the largest year over year volume point percentage growth in a single quarter since 2012.
  Reported diluted EPS of $0.49 and adjusted1 earnings of $0.74 per adjusted2 diluted share, compared to $0.33 and $0.41, respectively, for the third quarter last year, which were negatively impacted by expenses of approximately $4.4 million or $0.02 per share related to the China Growth and Impact Investment Program.
  Updating FY 2018 volume point and net sales guidance range to 8.6% - 9.6% growth and 9.9% - 10.9% growth, respectively, as well as reported and adjusted1 diluted EPS guidance to $1.99 - $2.09 and $2.74 – $2.84, respectively.
  Initiating FY 2019 net sales guidance in a range of 2.8% - 6.8% growth, which includes an approximate 220 bps currency headwind.
  Company announces board approval of a new five year $1.5 billion share repurchase program.

Third Quarter 2018 Key Metrics3

Regional Volume Point Metrics

_____________________

1 Adjusted diluted EPS is a non-GAAP measure and, for the purpose of guidance, excludes the impact of: non-cash interest expense associated with the Company’s convertible notes, expenses related to regulatory inquiries, China grant income, contingent value rights revaluation, loss on extinguishment of convertible debt, loss on extinguishment of the Company’s 2017 senior secured credit facility, and Venezuela currency devaluation. Adjusted diluted EPS, for the purpose of reported results, excludes the impact of the foregoing as well as expenses relating to challenges to the Company’s business model, and expenses relating to FTC Consent Order implementation. See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of adjusted net income to net income calculated in accordance with GAAP and a reconciliation of adjusted diluted EPS to diluted EPS calculated in accordance with GAAP and a discussion of why we believe these non-GAAP measures are useful.
2 See Schedule A - “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of adjusted diluted share count to reported diluted share count and a discussion of why the share count has been adjusted for purposes of calculating adjusted diluted EPS for the third quarter of 2018.
3 Supplemental tables that include Average Active Sales Leader and additional business metrics can be found at http://ir.Herbalife.com.

	Volume Points
Region	3Q '18 (mil)	Yr/Yr % Chg
Asia Pacific	346.5	24.3%
North America	309.3	18.3%
EMEA	303.1	17.1%
Mexico	233.0	9.2%
China	176.8	19.6%
South & Central America	138.2	(8.0%)
Worldwide Total (a)	1,506.9	15.0%

(a) During 2018, the Company adjusted volume point values for certain products in Mexico, North America and South & Central America. Excluding these adjustments, the worldwide total year over year change in volume points would have been an increase of 14.3%.

Regional Net Sales and Foreign Exchange (“FX”) Impact

Region	Reported Net Sales 3Q’18 (mil)	Growth/Decline including FX vs. 3Q ‘17	Growth/Decline excluding FX vs. 3Q ‘17
Asia Pacific	$274.3	18.8%	23.3%
North America	$240.0	20.1%	20.2%
EMEA	$235.9	10.3%	16.9%
Mexico	$121.2	6.0%	12.8%
China	$266.5	27.0%	29.3%
South & Central America (a)	$104.9	(10.1%)	640.0%
Worldwide Total	$1,242.8	14.5%	87.8%
South & Central America excl. Venezuela (a)	$101.1	(12.1%)	(0.4%)
Worldwide Total excl. Venezuela (a)	$1,239.0	14.3%	19.0%

(a) Venezuela was impacted by significant price increases and erosion in foreign currency exchange rates. Venezuela represents less than 1% of the Company’s consolidated net sales. See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a discussion of why we believe adjusting for Venezuela is useful.

Outlook

Following is the Company’s fourth quarter 2018, full year 2018 and full year 2019 guidance based on current business trends:

	Three Months Ending		Twelve Months Ending
	December 31, 2018		December 31, 2018
	Low	High	Low	High
Volume Point Growth vs 2017 (a)	8.0%	12.0%	8.6%	9.6%
Net Sales Growth vs 2017 (b)	6.5%	10.5%	9.9%	10.9%
Diluted EPS (b) (c)	$0.35	$0.45	$1.99	$2.09
Adjusted Diluted EPS (b) (c) (d)	$0.50	$0.60	$2.74	$2.84
Cap Ex ($ millions)	$30.0	$40.0	$85.0	$95.0
Effective Tax Rate (b) (c)	40.0%	50.0%	31.2%	33.2%
Adjusted Effective Tax Rate (b) (c) (d)	30.0%	40.0%	25.2%	27.2%
	Twelve Months Ending
	December 31, 2019
	Low	High
Volume Point Growth vs 2018 (a)	4.0%	8.0%
Net Sales Growth vs 2018 (b)	2.8%	6.8%
Diluted EPS (b) (c)	$2.34	$2.74
Adjusted Diluted EPS (b) (c) (d)	$2.70	$3.10
Cap Ex ($ millions)	$135.0	$175.0
Effective Tax Rate (b) (c)	27.5%	31.5%
Adjusted Effective Tax Rate (b) (c) (d)	27.0%	31.0%
Net Sales Growth vs. 2018 (Currency Adjusted) (b) (e)	5.0%	9.0%
Adjusted Diluted EPS (Currency Adjusted) (b) (c) (d) (e)	$2.95	$3.35

(a) We are evaluating our current approach to assigning and maintaining volume point values for certain products or markets. Guidance excludes any future potential impact of volume point adjustments, which may have an impact on the use of volume points as a proxy for sales trends in future periods.
(b) Excludes any future potential Venezuela currency devaluations and associated pricing and inflationary consequences.
(c) Excludes the following items that cannot be accurately predicted: any future potential ongoing tax effects from the exercise of equity awards that could impact the Company's tax rate due to the updated stock compensation accounting standard, any future contingent value rights revaluation, benefits from future potential China grant income, any future potential dilution from the Company’s convertible notes due in 2019 and 2024, as well as any impact of the China Growth and Impact Investment Program.
(d) Adjusted1 diluted EPS and adjusted effective tax rate excludes the impact of: non-cash interest expense associated with the Company’s convertible notes, expenses related to regulatory inquiries, China grant income, contingent value rights revaluation, loss on extinguishment of convertible debt, loss on extinguishment of the Company’s 2017 senior secured credit facility and Venezuela currency devaluation, as detailed in Schedule A. See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of adjusted diluted EPS to diluted EPS calculated in accordance with GAAP and a discussion of why the Company believe these non-GAAP measures are useful.

(e) Currency adjusted net sales and adjusted diluted EPS represent projections translated into US dollars at currency rates equal to the average rates used to translate 2018 full year net sales and diluted EPS guidance and adjusted for items such as hedging gains/losses and Venezuela to be directly comparable to 2018 values. See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of currency adjusted diluted EPS to diluted EPS calculated in accordance with GAAP and a discussion of why the Company believes this non-GAAP measure is useful.

  With respect to guidance, the Company cannot accurately predict the impact to its share base from any future share repurchases in 2018 and 2019, and are therefore excluded from the guidance tables above.
  Guidance is based on the average daily exchange rates during the first two weeks of October 2018.
  Adjusted1 diluted EPS guidance for the fourth quarter 2018 includes a projected currency headwind of approximately $0.08 per diluted share versus the fourth quarter of 2017.
  Full year 2018 adjusted1 diluted EPS guidance includes a projected currency headwind of approximately $0.07 per diluted share, compared to approximately neutral in the full year 2018 guidance provided on August 1, 2018.
  Full year 2019 adjusted1 diluted EPS guidance includes a projected currency headwind of $0.25 compared to 2018.

Earnings Conference Call

Herbalife Nutrition senior management will host an investor conference call to discuss its recent financial results and provide an update on current business trends on Tuesday, October 30, 2018, at 2:30 p.m. PT (5:30 p.m. ET).

The dial-in number for this conference call for domestic callers is (877) 317-1296, and (262) 320-2006 for international callers (conference ID: 4484316). Live audio of the conference call will be simultaneously webcast in the investor relations section of the Company's website at http://ir.Herbalife.com.

An audio replay will be available following the completion of the conference call in MP3 format or by dialing (855) 859-2056 for domestic callers or (404) 537-3406 for international callers (conference ID: 4484316). The webcast of the teleconference will be archived and available on Herbalife Nutrition's website.

About Herbalife Nutrition Ltd.

Herbalife Nutrition is a global nutrition company whose purpose is to make the world healthier and happier. The Company has been on a mission for nutrition - changing people's lives with great nutrition products and programs - since 1980. Together with our Herbalife Nutrition independent distributors, we are committed to providing solutions to the worldwide problems/trends of poor nutrition and obesity, an aging population, skyrocketing public healthcare costs and a rise in entrepreneurs of all ages. Herbalife Nutrition offers high-quality, science-backed products, most of which are produced in Company-operated facilities, one-on-one coaching with an Herbalife Nutrition independent distributor, and a supportive community approach that inspires customers to embrace a healthier, more active lifestyle.

Herbalife Nutrition’s targeted nutrition, weight-management, energy and fitness and personal care products are available exclusively to and through its independent distributors in more than 90 countries. Through its corporate social responsibility efforts, Herbalife Nutrition supports the Herbalife Nutrition Foundation (HNF) and its Casa Herbalife programs to help bring good nutrition to children in need. Herbalife Nutrition is also proud to sponsor more than 190 world-class athletes, teams and events around the globe.

Herbalife Nutrition has approximately 8,300 employees worldwide, and its shares are traded on the New York Stock Exchange (NYSE: HLF) with net sales of approximately $4.4 billion in 2017. To learn more, visit Herbalife.com or IAmHerbalife.com.

Herbalife Nutrition also encourages investors to visit its investor relations website at ir.herbalife.com as financial and other information is updated and new information is posted.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

  our relationship with, and our ability to influence the actions of, our Members;
  improper action by our employees or Members in violation of applicable law;
  adverse publicity associated with our products or network marketing organization, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;
  changing consumer preferences and demands;
  the competitive nature of our business;
  regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling markets in which we operate;
  legal challenges to our network marketing program;
  the consent order entered into with the FTC, the effects thereof and any failure to comply therewith;
  risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third-party importers, pricing and currency devaluation risks, especially in countries such as Venezuela;
  uncertainties relating to interpretation and enforcement of legislation in China governing direct selling and anti-pyramiding;
  our inability to obtain the necessary licenses to expand our direct selling business in China;
  adverse changes in the Chinese economy;
  our dependence on increased penetration of existing markets;
  any material disruption to our business caused by natural disasters, other catastrophic events, acts of war or terrorism, or cyber-security incidents;
  contractual limitations on our ability to expand our business;
  our reliance on our information technology infrastructure and outside manufacturers;
  the sufficiency of our trademarks and other intellectual property rights;
  product concentration;
  our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our Member relations and operating results;
  U.S. and foreign laws and regulations applicable to our international operations;
  uncertainties relating to the United Kingdom’s vote to exit from the European Union;
  restrictions imposed by covenants in our credit facility;
  risks related to the convertible notes;
  uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;
  changes in tax laws, treaties or regulations, or their interpretation;
  taxation relating to our Members;
  product liability claims;
  our incorporation under the laws of the Cayman Islands;
  whether we will purchase any of our shares in the open markets or otherwise; and
  share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Results of Operations

Herbalife Nutrition Ltd. and Subsidiaries
Condensed Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	9/30/2018	9/30/2017	9/30/2018	9/30/2017

North America	$240.0	$199.8	$733.7	$648.0
EMEA	235.9	213.9	744.1	648.4
Asia Pacific	274.3	230.9	772.9	686.2
Mexico	121.2	114.3	353.4	334.7
China	266.5	209.8	765.5	668.0
South and Central America	104.9	116.7	335.6	349.1
Worldwide Net Sales	1,242.8	1,085.4	3,705.2	3,334.4
Cost of Sales	218.1	215.4	693.4	638.8
Gross Profit	1,024.7	870.0	3,011.8	2,695.6
Royalty Overrides	344.0	310.1	1,031.1	944.1
Selling, General and Administrative Expenses	499.4	445.2	1,469.7	1,327.0
Other Operating Income (1)	(6.0)	(4.6)	(23.9)	(43.5)
Operating Income	187.3	119.3	534.9	468.0
Interest Expense, net	39.9	38.4	124.1	106.5
Other Expense, net (2)	30.9	-	60.0	-
Income Before Income Taxes	116.5	80.9	350.8	361.5
Income Taxes (3)	45.3	26.4	103.1	84.2
Net Income	$71.2	$54.5	$247.7	$277.3

Weighted-Average Shares Outstanding:
Basic	136.2	159.1	141.3	162.7
Diluted	145.6	165.9	150.8	170.1

Earnings Per Share:
Basic	$0.52	$0.34	$1.75	$1.70
Diluted	$0.49	$0.33	$1.64	$1.63

(1) Other Operating Income relates to certain China government grant income.
(2) Other Expense for the three months ended September 30, 2018 relates to the $35.4 million loss on extinguishment of the Company's 2017 senior secured credit facility and the $4.6 million gain on revaluation of the Contingent Value Rights (CVR) issued in connection with the October 2017 modified Dutch auction tender offer. Other Expense for the nine months ended September 30, 2018 relates to the $13.1 million loss on the extinguishment of a portion of the 2.0% convertible senior notes due 2019 repurchased in March 2018; the $35.4 million loss on extinguishment of the Company's 2017 senior secured credit facility and the $11.4 million loss on revaluation of the CVR.
(3) Includes the impact of excess tax benefit recognized under ASU 2016-09 of $19.3 million and $0.6 million for the three months ended September 30, 2018 and 2017, respectively; and $49.6 million and $26.4 million for the nine months ended September 30, 2018 and 2017, respectively.

Herbalife Nutrition Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)
	Sep 30,	Dec 31,
	2018	2017

ASSETS
Current Assets:
Cash and cash equivalents	$ 1,110.5	$ 1,278.8
Receivables, net	99.4	93.3
Inventories	347.5	341.2
Prepaid expenses and other current assets	199.1	147.0
Total Current Assets	1,756.5	1,860.3

Property, plant and equipment, net	352.2	377.5
Marketing-related intangibles and other intangible assets, net	310.1	310.1
Goodwill	93.6	96.9
Other assets	222.4	250.3
Total Assets	$ 2,734.8	$ 2,895.1

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$ 83.6	$ 67.8
Royalty overrides	275.9	277.7
Current portion of long-term debt	672.2	102.4
Other current liabilities	514.3	458.9
Total Current Liabilities	1,546.0	906.8

Non-current liabilities
Long-term debt, net of current portion	1,774.4	2,165.7
Other non-current liabilities	175.5	157.3
Total Liabilities	3,495.9	3,229.8

Commitments and Contingencies

Shareholders' deficit:
Common shares	0.1	0.1
Paid-in capital in excess of par value	346.8	407.3
Accumulated other comprehensive loss	(203.9)	(165.4)
Accumulated deficit	(575.2)	(248.1)
Treasury stock	(328.9)	(328.6)
Total Shareholders' Deficit	(761.1)	(334.7)

Total Liabilities and Shareholders' Deficit	$ 2,734.8	$ 2,895.1

Herbalife Nutrition Ltd. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Nine Months Ended
	9/30/2018	9/30/2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$247.7	$277.3
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	76.0	73.8
Share-based compensation expenses	31.8	32.6
Non-cash interest expense	49.4	44.8
Deferred income taxes	6.0	(4.1)
Inventory write-downs	13.9	17.7
Foreign exchange transaction loss	10.4	4.0
Loss on extinguishment of debt	48.5	0.0
Other	11.3	(1.1)
Changes in operating assets and liabilities:
Receivables	(25.9)	(22.5)
Inventories	(40.5)	29.2
Prepaid expenses and other current assets	(52.2)	(3.6)
Accounts payable	25.2	(8.2)
Royalty overrides	14.2	(6.7)
Other current liabilities	82.3	(45.0)
Other	11.6	16.2
NET CASH PROVIDED BY OPERATING ACTIVITIES	509.7	404.4

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(55.7)	(67.9)
Other	-	0.3
NET CASH USED IN INVESTING ACTIVITIES	(55.7)	(67.6)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings from senior secured credit facility, net of discount	998.1	1,274.0
Principal payments on senior secured credit facility and other debt	(1,231.7)	(468.2)
Proceeds from convertible senior notes	550.0	-
Repurchase of convertible senior notes	(582.5)	-
Proceeds from senior notes	400.0	-
Debt issuance costs	(26.8)	(22.6)
Share repurchases	(740.6)	(346.2)
Proceeds from settlement of capped call transactions	55.9	-
Other	2.4	1.6
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(575.2)	438.6
EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(48.0)	20.6
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(169.2)	796.0
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	1,295.5	856.9
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$1,126.3	$1,652.9

Supplemental Information

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited and unreviewed), (All tables provide Dollars in millions, except per Share Data)

In addition to its reported results and guidance calculated in accordance with GAAP, the Company has included in this release adjusted net income and adjusted diluted EPS, performance measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported or forecasted results, in each case calculated in accordance with GAAP, can provide useful supplemental information for investors because they facilitate a period to period comparative assessment of the Company’s operating performance relative to its performance based on reported or forecasted results under GAAP, while isolating the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. The Company’s definition of adjusted net income and adjusted diluted earnings per share may not be comparable to similarly titled measures used by other companies because other companies may not calculate them in the same manner as the Company does and should not be viewed in isolation from nor as alternatives to net income or diluted EPS calculated in accordance with GAAP.

The impact of foreign currency fluctuations in Venezuela and the price increases the Company implements as a result of the highly inflationary economy in that market can each, when considered in isolation, have a disproportionately large impact to the Company’s consolidated results despite the offsetting nature of these drivers and that net sales in Venezuela, which represent less than 1% of the Company’s consolidated net sales, are not material to our consolidated results. Therefore, in certain instances, the Company believes it is helpful to provide additional information with respect to these factors as reported and excluding the impact of Venezuela to illustrate the disproportionate nature of Venezuela’s individual pricing and foreign exchange impact to the Company’s consolidated results. However, excluding the impact of Venezuela from these measures is not in accordance with U.S. GAAP and should not be considered in isolation or as an alternative to the presentation and discussion thereof calculated in accordance with U.S. GAAP.

The following is a reconciliation of net income, presented and reported in accordance with U.S. generally accepted accounting principles, to net income adjusted for certain items:

	Three Months Ended		Nine Months Ended
	9/30/2018	9/30/2017	9/30/2018	9/30/2017
	(in million)

Net income, as reported	$71.2	$54.5	$247.7	$277.3
Expenses incurred responding to attacks on the Company's business model (1) (2)	-	1.1	-	4.2
Expenses related to regulatory inquiries (1) (2)	1.8	3.3	6.1	10.0
Non-cash interest expense and amortization of non-cash issuance costs (1) (2) (3)	12.6	12.0	40.7	35.4
China grant income (1) (2)	(6.0)	(4.6)	(23.9)	(43.5)
FTC Consent Order implementation (1) (2) (4)	-	3.0	-	16.7
Contingent Value Rights revaluation (1) (2)	(4.6)	-	11.4	-
Loss on extinguishment of convertible debt (1) (2) (5)	-	-	13.1	-
Loss on extinguishment of 2017 senior secured credit facility (1) (2)	35.4	-	35.4	-
Venezuela devaluation (1) (2)	-	-	4.7	-
Income tax adjustments for above items (1) (2)	(4.8)	(1.6)	(3.5)	3.9
Net income, as adjusted	$105.6	$67.7	$331.7	$304.0

The following table is a reconciliation of diluted shares outstanding, as presented and reported in accordance with GAAP, to adjusted diluted shares outstanding, adjusted to include the impact of outstanding capped call transactions. The Company's outstanding capped call transactions are anti-dilutive and not included in GAAP earnings per share but are expected to mitigate the dilutive effect of the Company's convertible notes due 2019, if the trading price of the Company's stock exceeds the conversion price, up to a certain level. Therefore, the Company has adjusted the diluted shares outstanding to include the impact of the capped calls, based on the average share price for the period that the capped calls are anti-dilutive.

	Three Months Ended		Nine Months Ended
	9/30/2018	9/30/2017	9/30/2018	9/30/2017
	(in millions)

Diluted shares outstanding, as reported	145.6	165.9	150.8	170.1
Impact of capped call transactions	(3.4)	-	(2.7)	-
Diluted shares outstanding, as adjusted	142.2	165.9	148.1	170.1

The following is a reconciliation of diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to diluted earnings per share adjusted for certain items.

	Three Months Ended		Nine Months Ended
	9/30/2018	9/30/2017	9/30/2018	9/30/2017
	(per share)

Diluted earnings per share, as reported	$0.49	$0.33	$1.64	$1.63
Impact of adjusted shares outstanding	0.01	-	0.03	-
Diluted earnings per share using adjusted diluted shares outstanding	$0.50	$0.33	$1.67	$1.63

Expenses incurred responding to attacks on the Company's business model (1) (2)	-	0.01	-	0.02
Expenses related to regulatory inquiries (1) (2)	0.01	0.02	0.04	0.06
Non-cash interest expense and amortization of non-cash issuance costs (1) (2) (3)	0.09	0.07	0.27	0.21
China grant income (1) (2)	(0.04)	(0.03)	(0.16)	(0.26)
FTC Consent Order implementation (1) (2) (4)	-	0.02	-	0.10
Contingent Value Rights revaluation (1) (2)	(0.03)	-	0.08	-
Loss on extinguishment of convertible debt (1) (2) (5)	-	-	0.09	-
Loss on extinguishment of 2017 senior secured credit facility (1) (2)	0.25	-	0.24	-
Venezuela devaluation (1) (2)	-	-	0.03	-
Income tax adjustments for above items (1) (2)	(0.03)	(0.01)	(0.02)	0.02
Diluted earnings per share, as adjusted (6)	$0.74	$0.41	$2.24	$1.79

(1) Based on interim income tax reporting rules, these expenses are not considered discrete items. As a result, the Company's full year effective tax rate is impacted by these items. When applying the full year effective tax rate to year-to-date income, the Company's year-to-date tax provision recorded with respect to these non-GAAP adjustments is different from the forecasted full-year tax provision impact of these items. As a consequence, adjustments to the year-to-date and quarterly tax impacts will be recorded as the adjusted full year effective tax rate is applied to income in subsequent periods. Additionally, adjustments to items unrelated to these non-GAAP adjustments may have an effect on the income tax impact of these non-GAAP adjustments in subsequent periods. The Company plans to update the income tax impact of these items in subsequent interim reporting periods.

(2) Excludes tax (benefit)/expense as follows:

	Three Months Ended		Nine Months Ended
	9/30/2018	9/30/2017	9/30/2018	9/30/2017
	(in millions)

Expenses incurred responding to attacks on the Company's business model	$-	$(0.2)	$-	$(1.0)
Expenses related to regulatory inquiries	(1.4)	(1.1)	(1.0)	(3.4)
Non-cash interest expense and amortization of non-cash issuance costs	(0.3)	(0.7)	0.8	1.2
China grant income	1.6	1.5	7.7	12.7
FTC Consent Order implementation	-	(1.1)	-	(5.6)
Contingent Value Rights revaluation	3.5	-	0.7	-
Loss on extinguishment of convertible debt	0.9	-	(1.2)	-
Loss on extinguishment of 2017 senior secured credit facility	(9.2)	-	(9.2)	-
Venezuela devaluation	0.1	-	(1.3)	-
Total income tax adjustments	$(4.8)	$(1.6)	$(3.5)	$3.9

	Three Months Ended		Nine Months Ended
	9/30/2018	9/30/2017	9/30/2018	9/30/2017
	(per share)

Expenses incurred responding to attacks on the Company's business model	$-	$-	$-	$(0.01)
Expenses related to regulatory inquiries	(0.01)	(0.01)	(0.01)	(0.02)
Non-cash interest expense and amortization of non-cash issuance costs	-	-	0.01	0.01
China grant income	0.01	0.01	0.05	0.07
FTC Consent Order Implementation	-	(0.01)	-	(0.03)
Contingent Value Rights revaluation	0.02	-	-	-
Loss on extinguishment of convertible debt	0.01	-	(0.01)	-
Loss on extinguishment of 2017 senior secured credit facility	(0.06)	-	(0.06)	-
Venezuela devaluation	-	-	(0.01)	-
Total income tax adjustments (6)	$(0.03)	$(0.01)	$(0.02)	$0.02

(3) Relates to non-cash expense on the Company's 2.00% convertible senior notes due 2019 and the related prepaid forward share repurchase contracts and the 2.625% convertible senior notes due 2024.
(4) Includes $3.0 million of product discounts related to preferred member conversions for the nine months ended September 30, 2017.
(5) Relates to the loss on the extinguishment of a portion of the 2.00% convertible senior notes due 2019 repurchased in March 2018.
(6) Amounts may not total due to rounding.

The following is a reconciliation of diluted earnings per share guidance, presented in accordance with U.S. generally accepted accounting principles, to adjusted diluted earnings per share guidance for certain items.

	Three Months Ending	Twelve Months Ending
	December 31, 2018	December 31, 2018

Diluted EPS Guidance (1)	$0.35 - $0.45	$1.99 - $2.09
Non-cash interest expense and amortization of non-cash issuance costs (2)	0.08	0.35
Expenses related to regulatory inquiries (3)	0.03	0.07
China Grant Income (4)	-	(0.16)
Contingent value rights revaluation (5)	0.03	0.11
Loss on extinguishment of convertible debt (6)	-	0.09
Loss on extinguishment of 2017 senior secured credit facility (7)	-	0.24
Venezuela devaluation (8)	-	0.03
Impact of adjusted shares outstanding	0.01	0.04
Income tax adjustments for above items (9)	(0.01)	(0.03)
Adjusted Diluted EPS Guidance (10)	$0.50 - $0.60	$2.74 - $2.84

(1) Excludes the potential ongoing tax effects from the exercise of equity awards that will impact our tax rate beginning fiscal year 2017 due to a recently issued Stock Compensation accounting standard.
(2) Relates to non-cash expense on our convertible notes and prepaid forward share repurchase contract. Excludes tax impact of $0.8 million for the three months ending December 31, 2018.
(3) Excludes tax impact of $1.4 million and $2.3 million for the three months ending December 31, 2018 and the twelve months ending December 31, 2018, respectively.
(4) Excludes tax impact of $0.8 million and $6.9 million for the three months ending December 31, 2018 and the twelve months ending December 31, 2018, respectively.
(5) Excludes tax impact of $0.6 million for the three months ending December 31, 2018.
(6) Excludes tax impact of $1.2 million for the three months ending December 31, 2018.
(7) Excludes tax impact of $1.4 million and $7.8 million for the three months ending December 31, 2018 and the twelve months ending December 31, 2018, respectively.
(8) Excludes tax impact of $0.2 million and $1.0 million for the three months ending December 31, 2018 and the twelve months ending December 31, 2018, respectively.
(9) Aggregates the individual tax impacts of each item as described in greater detail in footnotes 3 through 8 above.
(10) Amounts may not total due to rounding.

The following is a reconciliation of diluted earnings per share guidance, presented in accordance with U.S. generally accepted accounting principles, to adjusted diluted earnings per share guidance for certain items.

Twelve Months Ending
December 31, 2019

Diluted EPS Guidance (1)	$2.34 - $2.74
Non-cash interest expense and amortization of non-cash issuance costs (2)	0.28
Impact of adjusted shares outstanding	0.06
Expenses related to regulatory inquiries (3)	0.03
Income tax adjustments for above items	(0.01)
Adjusted diluted EPS guidance (4)	$2.70 - $3.10
Constant currency translation excluding Venezuela	$0.18
Impact of period currency movement offsets (currency hedging, etc.)	$0.07
Adjusted diluted EPS guidance (currency adjusted)	$2.95 - $3.35

(1) Excludes the potential ongoing tax effects from the exercise of equity awards that will impact our tax rate beginning fiscal year 2017 due to a recently issued Stock Compensation accounting standard.
(2) Relates to non-cash expense on our convertible notes and prepaid forward share repurchase contract.
(3) Excludes tax impact of $1.5 million for the twelve months ending December 31, 2019.
(4) Amounts may not total due to rounding.

CONTACT:
Herbalife Nutrition Ltd.
Media Contact:
Jennifer Butler
VP, Media Relations
213.745.0420
or
Investor Contact:
Eric Monroe
Director, Investor Relations
213.745.0449